EXHIBIT 23.0

                      Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-96004, 333-37229, 333-94815, 333-92023, 333-93761, 333-
46243, 333-2672, 333-58799, 333-64069, 333-52601, 333-75253, 333-44928 and 333-
46738) and on Forms S-8 (NOS. 333-05705, 333-12551, 333-58801, 333-60731, 333-
89631, 333-91985, 333-37624 and 333-37626) filed by Home Properties of New
York, Inc. of our reports, (1) dated December 12, 2000 relating to the financial statement of Old Friends Apartments for the year ended December 31, 1999; (2) dated December 13, 2000 relating to the financial statement of Elmwood Terrace Apartments for the year ended December 31, 1999; and (3) dated December 14, 2000 relating to the financial statement of Orleans Village for the year ended December 31, 1999, which reports are included in the accompanying Form 8-K/A. We also consent to the reference to our firm under the caption "Experts."



/S/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
January 16, 2001